Exhibit 32


                                  CERTIFICATION


By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, (i) this report (as amended) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Starcraft Corporation.

The foregoing certification is being furnished solely for purposes of compliance with 18 U.S.C. Section 1350 and shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Signed this 5th day of December, 2003





/ s / Kelly L.  Rose                            / s / Joseph E. Katona, III
---------------------------                     ------------------------------
Kelly L.  Rose                                  Joseph E. Katona, III
Chairman and Chief Executive Officer            Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Starcraft Corporation and will be retained by the corporation and will be furnished to the Securities and Exchange Commission or its Staff upon request.